EXHIBIT 99.1

Midland States Bancorp, Inc. Announces 2017 First Quarter Results

Highlights

  Net income of $8.5 million for first quarter of 2017
  Earnings per share of $0.52, an increase of 24% over prior year period
  Total loans increased $135 million, or 23.3% annualized
  Return on average assets of 1.05%; Return on average tangible equity of 12.78%
  Acquisition of CedarPoint Investment Advisors added $180 million in assets under administration

EFFINGHAM, Ill., April 27, 2017 (GLOBE NEWSWIRE) -- Midland States Bancorp, Inc. (NASDAQ:MSBI) (the “Company”) today reported net income of $8.5 million, or $0.52 diluted earnings per share, for the first quarter of 2017, compared with net income of $11.6 million, or $0.72 diluted earnings per share, for the fourth quarter of 2016, and net income of $5.1 million, or $0.42 diluted earnings per share, for the first quarter of 2016.  Financial results for the fourth quarter of 2016 included a $14.3 million gain on sale of a portfolio of private label collateralized mortgage obligations (“CMOs”), $2.1 million in charges related to the Company’s branch network optimization actions, and $1.6 million in other integration and acquisition-related expenses.

“We had strong performances across all of our major business lines in the first quarter, resulting in 24% earnings per share growth over the prior year,” said Leon J. Holschbach, President and Chief Executive Officer of the Company.  “We are seeing positive trends in all of our key metrics including well diversified loan growth, an expanding net interest margin, higher non-interest income and strong credit quality.  We are also executing well on our Operational Excellence initiative, which is delivering the cost savings and efficiency improvements that we are targeting.  Collectively, these positive trends helped us to more than offset the loss of the interest income previously generated from the portfolio of private label CMOs that we sold during the fourth quarter of 2016.

“We are seeing good opportunities to continue driving organic growth going forward.  Combined with the strategic and financial benefits projected for our pending acquisition of Centrue Financial Corporation, we believe that Midland is well positioned to continue increasing our level of profitability and enhancing the value of our franchise,” said Mr. Holschbach.

Net Interest Income

Net interest income for the first quarter of 2017 was $27.5 million, an increase of 5.8% from $26.0 million for the fourth quarter of 2016.  The increase in net interest income was primarily attributable to higher interest income on loans due to a 2.1% increase in the average balance of loans and an increase in net interest margin.

The Company’s net interest income benefits from accretion income associated with purchased loan portfolios.  Accretion income totaled $2.7 million for the first quarter of 2017, compared with $2.2 million for the fourth quarter of 2016.

Relative to the first quarter of 2016, net interest income increased 14.2%.  Excluding the impact of a $0.8 million increase in accretion income, net interest income increased $2.6 million.  This increase resulted from a $4.5 million increase in interest income on loans (excluding the effect of accretion income) due to growth in the average balance of loans, partially offset by a $1.5 million decline in interest income on investment securities due to the sale of the portfolio of CMOs.

Net Interest Margin

Net interest margin for the first quarter of 2017 was 3.87%, compared to 3.70% for the fourth quarter of 2016.  The Company’s net interest margin benefits from accretion income on purchased loan portfolios.  Excluding accretion income, net interest margin was 3.52% for the first quarter of 2017, compared with 3.42% for the fourth quarter of 2016.  The increase in net interest margin excluding accretion income was primarily attributable to an increase in average loan yields.

Relative to the first quarter of 2016, the net interest margin increased from 3.80%, primarily due to an increase in accretion income.  Excluding accretion income, the net interest margin declined slightly from 3.55%, which was primarily attributable to lower average yields on investment securities following the sale of the portfolio of CMOs.

Noninterest Income

Noninterest income for the first quarter of 2017 was $16.3 million, a decrease of 46.4% from $30.5 million for the fourth quarter of 2016.  Excluding the $14.3 million gain on sale of the CMOs recognized in the fourth quarter of 2016, non-interest income was essentially unchanged from the prior quarter.

Commercial FHA revenue for the first quarter of 2017 was $6.7 million, an increase of 80.8% from $3.7 million in the fourth quarter of 2016.  The Company originated $216.9 million in rate lock commitments during the first quarter of 2017, compared to $159.0 million in the prior quarter.  Compared to the first quarter of 2016, commercial FHA revenue increased 2.0%.

Residential mortgage banking revenue for the first quarter of 2017 was $2.9 million, a decrease of 53.3% from $6.2 million in the fourth quarter of 2016.  The decrease was attributable to the recapture of previously recorded mortgage servicing rights (“MSR”) impairment totaling $3.6 million that positively impacted residential mortgage banking revenue in the fourth quarter of 2016.  Compared to the first quarter of 2016, residential mortgage banking revenue increased 160.1%, primarily due to MSR impairment charges recorded in the prior year period.

Wealth management revenue for the first quarter of 2017 was $2.9 million, an increase of 15.1% from $2.5 million in the fourth quarter of 2016.  The increase was attributable to the full quarter impact of the increase in assets under administration resulting from the acquisition of Sterling Trust in November 2016.  Compared to the first quarter of 2016, wealth management revenue increased 60.9%, which was attributable to 9% organic growth in assets under management and the acquisition of Sterling Trust.

Relative to the first quarter of 2016, noninterest income increased 29.4% from $12.6 million.  The increase was primarily due to higher residential mortgage banking and wealth management revenue, while commercial FHA revenue was consistent with the prior year period.

Noninterest Expense

Noninterest expense for the first quarter of 2017 was $30.8 million, compared with $34.1 million for the fourth quarter of 2016.  Noninterest expense for the first quarter of 2017 included $1.3 million of integration and acquisition-related expenses, while noninterest expense for the fourth quarter of 2016 included $2.1 million in charges related to the Company’s branch network optimization actions and $1.6 million in other integration and acquisition-related expenses.  Excluding these expenses, noninterest expense decreased $0.9 million or 3.0% from the prior quarter.  The decrease was attributable to minor declines across most of the Company’s major expense line items.

Relative to the first quarter of 2016, noninterest expense excluding integration and acquisition-related expenses increased 8.1% from $27.3 million.  The increase was primarily due to higher salaries and benefits expense, as well as higher professional fees.

Income Tax Expense

Income tax expense was $3.0 million for the first quarter of 2017, compared to $8.3 million for the fourth quarter of 2016.  The effective tax rate for the first quarter of 2017 was 26.0%, compared to 41.8% in the prior quarter.  The 26.0% effective tax rate used for the first quarter of 2017 reflects the recognition of tax benefits related to the exercise of employee stock options and the recent establishment of a captive insurance subsidiary.

Loan Portfolio

Total loans outstanding were $2.45 billion at March 31, 2017, compared with $2.32 billion at December 31, 2016, representing an annualized increase of 23.3%.  Over the prior 12 month period, total loans increased 21.8% from $2.02 billion at March 31, 2016.  The $135.0 million increase in the loan portfolio from December 31, 2016 was primarily driven by a $67.1 million increase in consumer loans, a $27.6 million increase in commercial real estate loans, a $23.7 million increase in residential real estate loans, and a $17.6 million increase in commercial loans.

Deposits

Total deposits were $2.53 billion at March 31, 2017, compared with $2.40 billion at December 31, 2016, and $2.39 billion at March 31, 2016.  The increase was primarily driven by growth in checking accounts, money market accounts and brokered deposits.

Asset Quality

Non-performing loans totaled $28.9 million, or 1.18% of total loans, at March 31, 2017, compared with $31.6 million, or 1.36% of total loans, at December 31, 2016, and $18.8 million, or 0.93% of total loans, at March 31, 2016.

Net charge-offs for the first quarter of 2017 were $0.6 million, or 0.10% of average loans on an annualized basis.

The Company recorded a provision for loan losses of $1.5 million for the first quarter of 2017, primarily reflecting the growth in the loan portfolio.

The Company’s allowance for loan losses was 0.64% of total loans and 54.6% of non-performing loans at March 31, 2017, compared with 0.64% and 47.0%, respectively, at December 31, 2016.  Including the fair market value discounts recorded in connection with acquired loan portfolios, the allowance for loan losses to total loans ratio was 0.92% at March 31, 2017, compared with 1.02% at December 31, 2016.

Capital

At March 31, 2017, the Company exceeded all regulatory capital requirements under Basel III and was considered to be a ‘‘well-capitalized’’ financial institution, as summarized in the following table:

	March 31, 2017	Well Capitalized Regulatory Requirements
Total capital to risk-weighted assets	13.48%	10.00%
Tier 1 capital to risk-weighted assets	10.97%	8.00%
Tier 1 leverage ratio	9.61%	5.00%
Common equity Tier 1 capital	9.10%	6.50%
Tangible common equity to tangible assets	8.29%	NA

Conference Call, Webcast and Slide Presentation

The Company will host a conference call and webcast at 7:30 a.m. Central Time on Friday, April 28, 2017 to discuss its financial results.  The call can be accessed via telephone at (877) 516-3531 (passcode: 3106625).  A recorded replay can be accessed through May 5, 2017 by dialing (855) 859-2056; passcode: 3106625.

A slide presentation relating to the first quarter 2017 results will be accessible prior to the scheduled conference call.  The slide presentation and webcast of the conference call can be accessed on the Webcasts and Presentations page of the Company’s investor relations website.

About Midland States Bancorp, Inc.

Midland States Bancorp, Inc. is a community-based financial holding company headquartered in Effingham, Illinois, and is the sole shareholder of Midland States Bank. Midland had assets of approximately $3.4 billion, and its Midland Wealth Management Group had assets under administration of approximately $1.9 billion as of March 31, 2017.  Midland provides a full range of commercial and consumer banking products and services, merchant credit card services, trust and investment management, and insurance and financial planning services. In addition, commercial equipment leasing services are provided through Heartland Business Credit, and multi-family and healthcare facility FHA financing is provided through Love Funding, Midland's non-bank subsidiaries. Midland has more than 70 locations across the United States. For additional information, visit www.midlandsb.com or follow Midland on LinkedIn at https://www.linkedin.com/company/midland-states-bank.

Non-GAAP Financial Measures

Some of the financial measures included in this press release are not measures of financial performance recognized in accordance with accounting principles generally accepted in the United States (“GAAP”).   These non-GAAP financial measures include “Adjusted Earnings,” “Adjusted Diluted Earnings Per Share,” “Adjusted Return on Average Assets,” “Adjusted Return on Average Shareholders’ Equity,”  “Adjusted Return on Average Tangible Common Equity,” “Yield on Loans Excluding Accretion Income,” “Net Interest Margin Excluding Accretion Income,” “Tangible Common Equity to Tangible Assets,” “Tangible Book Value Per Share” and “Return on Average Tangible Common Equity.” The Company believes that these non-GAAP financial measures provide both management and investors a more complete understanding of the Company’s funding profile and profitability. These non-GAAP financial measures are supplemental and are not a substitute for any analysis based on GAAP financial measures.

Forward-Looking Statements

Readers should note that in addition to the historical information contained herein, this press release includes "forward-looking statements," including but not limited to statements about the Company’s expected loan production, operating expenses and future earnings levels including with respect to the planned acquisition of Centrue Financial Corporation.  These statements are subject to many risks and uncertainties, including changes in interest rates and other general economic, business and political conditions, including changes in the financial markets; changes in business plans as circumstances warrant; and other risks detailed from time to time in filings made by the Company with the Securities and Exchange Commission. Readers should note that the forward-looking statements included in this press release are not a guarantee of future events, and that actual events may differ materially from those made in or suggested by the forward-looking statements. Forward-looking statements generally can be identified by the use of forward-looking terminology such as "will," "propose," "may," "plan," "seek," "expect," "intend," "estimate," "anticipate," "believe" or "continue," or similar terminology. Any forward-looking statements presented herein are made only as of the date of this press release, and we do not undertake any obligation to update or revise any forward-looking statements to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.

MIDLAND STATES BANCORP, INC.
CONSOLIDATED FINANCIAL SUMMARY (unaudited)

	For the Quarter Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
(dollars in thousands, except per share data)	2017	2016	2016	2016	2016
Earnings Summary
Net interest income	$27,461	$25,959	$27,265	$27,989	$24,041
Provision for loan losses	1,533	2,445	1,392	629	1,125
Noninterest income	16,330	30,486	14,937	14,016	12,618
Noninterest expense	30,785	34,090	28,657	30,904	27,638
Income before income taxes	11,473	19,910	12,153	10,472	7,896
Income taxes	2,983	8,327	4,102	3,683	2,777
Net income	$8,490	$11,583	$8,051	$6,789	$5,119

Diluted earnings per common share	$0.52	$0.72	$0.51	$0.50	$0.42
Weighted average shares outstanding - diluted	16,351,637	16,032,016	15,858,273	13,635,074	12,229,293
Return on average assets	1.05%	1.44%	1.03%	0.89%	0.70%
Return on average shareholders' equity	10.58%	14.05%	10.04%	10.18%	8.70%
Return on average tangible common shareholders' equity	12.78%	16.84%	12.01%	12.67%	11.22%
Net interest margin	3.87%	3.70%	4.00%	4.20%	3.80%
Efficiency ratio	66.26%	76.64%	64.56%	66.46%	67.72%

Adjusted Earnings Performance Summary
Adjusted earnings	$9,436	$6,302	$8,277	$7,106	$5,768
Adjusted diluted earnings per common share	$0.57	$0.39	$0.52	$0.52	$0.47
Adjusted return on average assets	1.17%	0.78%	1.06%	0.93%	0.79%
Adjusted return on average shareholders' equity	11.76%	7.64%	10.33%	10.66%	9.80%
Adjusted return on average tangible common shareholders' equity	14.20%	9.16%	12.35%	13.27%	12.64%
Net interest margin excluding accretion income	3.52%	3.42%	3.66%	3.52%	3.55%

MIDLAND STATES BANCORP, INC.
CONSOLIDATED FINANCIAL SUMMARY (unaudited) (continued)

	For the Quarter Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
(in thousands, except per share data)	2017	2016	2016	2016	2016
Net interest income:
Total interest income	$31,839	$29,981	$31,186	$32,115	$27,967
Total interest expense	4,378	4,022	3,921	4,126	3,926
Net interest income	27,461	25,959	27,265	27,989	24,041
Provision for loan losses	1,533	2,445	1,392	629	1,125
Net interest income after provision for loan losses	25,928	23,514	25,873	27,360	22,916
Noninterest income:
Commercial FHA revenue	6,695	3,704	3,260	8,538	6,562
Residential mortgage banking revenue	2,916	6,241	4,990	1,037	1,121
Wealth management revenue	2,872	2,495	1,941	1,870	1,785
Service charges on deposit accounts	892	988	1,044	965	907
Interchange revenue	977	921	920	945	964
FDIC loss sharing expense	-	-	-	(1,608)	(53)
Gain on sales of investment securities, net	67	14,387	39	72	204
Other-than-temporary impairment on investment securities	-	-	-	-	(824)
Other income	1,911	1,750	2,743	2,197	1,952
Total noninterest income	16,330	30,486	14,937	14,016	12,618
Noninterest expense:
Salaries and employee benefits	17,115	17,326	16,568	17,012	15,387
Occupancy and equipment	3,184	3,266	3,271	3,233	3,310
Data processing	2,796	2,828	2,586	2,624	2,620
Professional	2,992	2,898	1,877	1,573	1,701
Amortization of intangible assets	525	534	514	519	580
Other	4,173	7,238	3,841	5,943	4,040
Total noninterest expense	30,785	34,090	28,657	30,904	27,638
Income before income taxes	11,473	19,910	12,153	10,472	7,896
Income taxes	2,983	8,327	4,102	3,683	2,777
Net income	$8,490	$11,583	$8,051	$6,789	$5,119

Basic earnings per common share	$0.54	$0.74	$0.51	$0.51	$0.43
Diluted earnings per common share	$0.52	$0.72	$0.51	$0.50	$0.42

MIDLAND STATES BANCORP, INC.
CONSOLIDATED FINANCIAL SUMMARY (unaudited) (continued)

	At Quarter Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
(in thousands)	2017	2016	2016	2016	2016
Assets
Cash and cash equivalents	$218,096	$190,716	$228,030	$123,366	$162,416
Investment securities available-for-sale at fair value	259,332	246,339	252,212	238,781	232,074
Investment securities held to maturity at amortized cost	76,276	78,672	82,941	84,756	88,085
Loans	2,454,950	2,319,976	2,312,778	2,161,041	2,016,034
Allowance for loan losses	(15,805)	(14,862)	(15,559)	(14,752)	(14,571)
Total loans, net	2,439,145	2,305,114	2,297,219	2,146,289	2,001,463
Loans held for sale at fair value	39,900	70,565	61,363	101,782	103,365
Premises and equipment, net	66,914	66,692	70,727	72,147	72,421
Other real estate owned	3,680	3,560	4,828	3,540	4,740
Mortgage servicing rights at lower of cost or market	68,557	68,008	64,689	62,808	65,486
Intangible assets	8,633	7,187	5,391	5,905	6,424
Goodwill	50,807	48,836	46,519	46,519	46,519
Cash surrender value of life insurance policies	74,806	74,226	74,276	73,665	53,173
Other assets	67,431	73,808	59,532	62,226	61,914
Total assets	$3,373,577	$3,233,723	$3,247,727	$3,021,784	$2,898,080

Liabilities and Shareholders' Equity
Noninterest bearing deposits	$528,021	$562,333	$629,113	$528,966	$546,664
Interest bearing deposits	1,999,455	1,842,033	1,790,919	1,825,586	1,843,046
Total deposits	2,527,476	2,404,366	2,420,032	2,354,552	2,389,710
Short-term borrowings	124,035	131,557	138,289	125,014	101,649
FHLB advances and other borrowings	250,353	237,518	237,543	97,588	40,133
Subordinated debt	54,532	54,508	54,484	54,459	61,903
Trust preferred debentures	37,496	37,405	37,316	37,229	37,142
Other liabilities	45,352	46,599	38,314	36,674	29,157
Total liabilities	3,039,244	2,911,953	2,925,978	2,705,516	2,659,694
Total shareholders’ equity	334,333	321,770	321,749	316,268	238,386
Total liabilities and shareholders’ equity	$3,373,577	$3,233,723	$3,247,727	$3,021,784	$2,898,080

MIDLAND STATES BANCORP, INC.
CONSOLIDATED FINANCIAL SUMMARY (unaudited) (continued)

	As of
	March 31,	December 31,	September 30,	June 30,	March 31,
(in thousands)	2017	2016	2016	2016	2016
Loan Portfolio
Commercial loans	$475,408	$457,827	$545,069	$489,228	$484,618
Commercial real estate loans	997,200	969,615	956,298	929,399	897,099
Construction and land development loans	171,047	177,325	163,900	181,667	159,507
Residential real estate loans	277,402	253,713	216,935	179,184	158,221
Consumer loans	337,081	270,017	248,131	205,060	158,938
Lease financing loans	196,812	191,479	182,445	176,503	157,651
Total loans	$2,454,950	$2,319,976	$2,312,778	$2,161,041	$2,016,034

Deposit Portfolio
Noninterest-bearing demand deposits	$528,021	$562,333	$629,113	$528,966	$546,664
Checking accounts	751,193	656,248	658,021	627,003	612,475
Money market accounts	415,322	399,851	366,193	374,537	415,130
Savings accounts	169,715	166,910	162,742	164,792	163,163
Time deposits	394,508	400,304	420,779	431,173	433,386
Brokered deposits	268,717	218,720	183,184	228,081	218,892
Total deposits	$2,527,476	$2,404,366	$2,420,032	$2,354,552	$2,389,710

MIDLAND STATES BANCORP, INC.
CONSOLIDATED FINANCIAL SUMMARY (unaudited) (continued)

	For the Quarter Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
(in thousands)	2017	2016	2016	2016	2016
Average Balance Sheets
Cash and cash equivalents	$163,595	$140,439	$154,764	$232,362	$223,951
Investment securities	328,880	315,511	329,900	321,424	311,806
Loans	2,361,380	2,299,115	2,177,517	2,092,248	2,004,191
Loans held for sale	73,914	86,665	90,661	79,566	59,377
Nonmarketable equity securities	20,047	18,927	18,365	16,800	15,461
Total interest-earning assets	2,947,816	2,860,657	2,771,207	2,742,400	2,614,786
Non-earning assets	336,761	337,566	329,504	324,880	317,728
Total assets	$3,284,577	$3,198,223	$3,100,711	$3,067,280	$2,932,514
Interest-bearing deposits	$1,896,569	$1,838,760	$1,803,189	$1,844,493	$1,832,599
Short-term borrowings	143,583	151,191	134,052	114,651	120,753
FHLB advances and other borrowings	248,045	183,614	165,774	185,195	99,499
Subordinated debt	54,518	54,495	54,470	61,677	61,878
Trust preferred debentures	37,443	37,357	37,266	37,182	37,094
Total interest-bearing liabilities	2,380,158	2,265,417	2,194,751	2,243,198	2,151,823
Noninterest-bearing deposits	525,868	562,958	550,816	522,632	511,019
Other noninterest-bearing liabilities	53,109	41,962	36,284	33,309	32,935
Shareholders' equity	325,442	327,886	318,860	268,141	236,737
Total liabilities and shareholders' equity	$3,284,577	$3,198,223	$3,100,711	$3,067,280	$2,932,514

Yields
Cash and cash equivalents	0.77%	0.53%	0.50%	0.50%	0.50%
Investment securities	3.21%	3.10%	5.02%	5.15%	5.34%
Loans	4.91%	4.65%	4.83%	5.24%	4.70%
Loans held for sale	4.22%	4.22%	3.77%	4.65%	4.22%
Nonmarketable equity securities	4.41%	3.85%	3.77%	4.16%	4.06%
Total interest-earning assets	4.47%	4.26%	4.57%	4.81%	4.40%
Interest-bearing deposits	0.51%	0.48%	0.48%	0.50%	0.49%
Short-term borrowings	0.23%	0.22%	0.24%	0.24%	0.23%
FHLB advances and other borrowings	0.93%	0.78%	0.73%	0.56%	0.55%
Subordinated debt	6.40%	6.41%	6.41%	6.84%	6.84%
Trust preferred debentures	5.12%	4.99%	5.03%	4.95%	4.80%
Total interest-bearing liabilities	0.75%	0.71%	0.71%	0.74%	0.73%
Net interest margin	3.87%	3.70%	4.00%	4.20%	3.80%

MIDLAND STATES BANCORP, INC.
CONSOLIDATED FINANCIAL SUMMARY (unaudited) (continued)

	As of and for the Quarter Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
(dollars in thousands, except per share data)	2017	2016	2016	2016	2016
Asset Quality
Loans 30-89 days past due	$14,075	$10,767	$10,318	$10,453	$6,616
Nonperforming loans	28,933	31,603	29,926	18,430	18,787
Nonperforming assets	31,684	34,550	34,304	21,469	22,312
Net charge-offs	590	3,142	585	448	2,542
Loans 30-89 days past due to total loans	0.57%	0.46%	0.45%	0.48%	0.33%
Nonperforming loans to total loans	1.18%	1.36%	1.29%	0.85%	0.93%
Nonperforming assets to total assets	0.94%	1.07%	1.06%	0.71%	0.77%
Allowance for loan losses to total loans	0.64%	0.64%	0.67%	0.68%	0.72%
Allowance for loan losses to nonperforming loans	54.62%	47.03%	51.99%	80.04%	77.56%
Net charge-offs to average loans	0.10%	0.54%	0.11%	0.09%	0.51%

Wealth Management
Trust assets under administration	$1,869,314	$1,658,235	$1,235,132	$1,198,044	$1,189,693

Market Data
Book value per share at period end	$21.19	$20.78	$20.89	$20.53	$20.19
Tangible book value per share at period end	$17.42	$17.16	$17.52	$17.13	$15.71
Market price at period end	$34.39	$36.18	$25.34	$21.69	$ N/A
Shares outstanding at period end	15,780,651	15,483,499	15,404,423	15,402,946	11,804,779

Capital
Total capital to risk-weighted assets	13.48%	13.85%	13.53%	13.91%	11.67%
Tier 1 capital to risk-weighted assets	10.97%	11.27%	10.94%	11.23%	8.48%
Tier 1 leverage ratio	9.61%	9.76%	9.82%	9.77%	7.25%
Tier 1 common capital to risk-weighted assets	9.10%	9.35%	9.03%	9.24%	6.40%
Tangible common equity to tangible assets	8.29%	8.36%	8.44%	8.89%	6.52%

MIDLAND STATES BANCORP, INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES

	For the Quarter Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
(dollars in thousands, except per share data)	2017	2016	2016	2016	2016
Adjusted Earnings Reconciliation
Income before income taxes - GAAP	$11,473	$19,910	$12,153	$10,472	$7,896
Adjustments to other income:
Gain on sales of investment securities, net	67	14,387	39	72	204
Other than-temporary-impairment on investment securities	-	-	-	-	(824)
Reversal of contingent consideration accrual	-	-	-	350	-
Total adjusted other income	67	14,387	39	422	(620)
Adjustments to other expense:
Expenses associated with payoff of subordinated debt	-	-	-	511	-
Net expense from loss share termination agreement	-	351	-	-	-
Branch network optimization plan charges	-	2,099	-	-	-
Integration and acquisition expenses	1,346	1,200	352	406	385
Total adjusted other expense	1,346	3,650	352	917	385
Adjusted earnings pre tax	12,752	9,173	12,466	10,967	8,901
Adjusted earnings tax	3,316	2,871	4,189	3,861	3,133
Adjusted earnings - non-GAAP	$9,436	$6,302	$8,277	$7,106	$5,768
Adjusted diluted EPS	$0.57	$0.39	$0.52	$0.52	$0.47
Adjusted return on average assets	1.17%	0.78%	1.06%	0.93%	0.79%
Adjusted return on average shareholders' equity	11.76%	7.64%	10.33%	10.66%	9.80%
Adjusted return on average tangible common equity	14.20%	9.16%	12.35%	13.27%	12.64%

Yield on Loans
Reported yield on loans	4.91%	4.65%	4.83%	5.24%	4.70%
Effect of accretion income on acquired loans	(0.43)%	(0.33)%	(0.43)%	(0.88)%	(0.31)%
Yield on loans excluding accretion income	4.48%	4.32%	4.40%	4.36%	4.39%

Net Interest Margin
Reported net interest margin	3.87%	3.70%	4.00%	4.20%	3.80%
Effect of accretion income on acquired loans	(0.35)%	(0.28)%	(0.34)%	(0.68)%	(0.25)%
Net interest margin excluding accretion income	3.52%	3.42%	3.66%	3.52%	3.55%

MIDLAND STATES BANCORP, INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES

Tangible Common Equity to Tangible Assets Ratio and Tangible Book Value Per Share

	As of
	March 31,	December 31,	September 30,	June 30,	March 31,
(dollars in thousands, except per share data)	2017	2016	2016	2016	2016

Shareholders' Equity to Tangible Common Equity
Total shareholders' equity—GAAP	$334,333	$321,770	$321,749	$316,268	$238,386
Adjustments:
Goodwill	(50,807)	(48,836)	(46,519)	(46,519)	(46,519)
Other intangibles	(8,633)	(7,187)	(5,391)	(5,905)	(6,424)
Tangible common equity	$274,893	$265,747	$269,839	$263,844	$185,443

Total Assets to Tangible Assets:
Total assets—GAAP	3,373,577	3,233,723	3,247,727	3,021,784	2,898,080
Adjustments:
Goodwill	(50,807)	(48,836)	(46,519)	(46,519)	(46,519)
Other intangibles	(8,633)	(7,187)	(5,391)	(5,905)	(6,424)
Tangible assets	$3,314,137	$3,177,700	$3,195,817	$2,969,360	$2,845,137

Common Shares Outstanding	15,780,651	15,483,499	15,404,423	15,402,946	11,804,779

Tangible Common Equity to Tangible Assets	8.29%	8.36%	8.44%	8.89%	6.52%
Tangible Book Value Per Share	$17.42	$17.16	$17.52	$17.13	$15.71

Return on Average Tangible Common Equity (ROATCE)
	As of
	March 31,	December 31,	September 30,	June 30,	March 31,
(in thousands)	2017	2016	2016	2016	2016

Net Income	$8,490	$11,583	$8,051	$6,789	$5,119

Average total shareholders' equity—GAAP	$325,442	$327,886	$318,860	$268,141	$236,737
Adjustments:
Goodwill	(48,836)	(46,594)	(46,519)	(46,519)	(46,519)
Other intangibles	(7,144)	(7,718)	(5,656)	(6,184)	(6,740)
Average tangible common equity	$269,462	$273,574	$266,685	$215,438	$183,478
ROATCE	12.78%	16.84%	12.01%	12.67%	11.22%

CONTACTS:
Jeffrey G. Ludwig, Exec. V.P., at jludwig@midlandsb.com or (217) 342-7321
Kevin L. Thompson, Chief Financial Officer, at kthompson@midlandsb.com or (217) 342-7321
Douglas J. Tucker, Sr. V.P., Corporate Counsel, at dtucker@midlandsb.com or (217) 342-7321